EXHIBIT 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements have been prepared to give effect the acquisition of Haverstick Consulting, Inc. (Haverstick), consummated on December 31, 2007, as if this transaction had been consummated on December 31, 2007 for purposes of the pro forma combined balance sheet and January 1, 2007 for purposes of the pro forma combined statement of operations.

The historical financial statements for Kratos Defense & Security Solutions, Inc. (Kratos) and Haverstick have been derived from their respective financial statements as of the date and for the periods indicated.

The pro forma adjustments are based on actual purchase price allocations. Allocations are based on final appraisals and other analyses of the fair value of, among other items, identifiable intangible assets, goodwill, income taxes and estimated contingencies.

The unaudited pro forma combined financial statements should be read in conjunction with Kratos Defense & Security Solutions, Inc.’s audited consolidated financial statements as of and for the year ended December 31, 2007 included in Kratos Defense & Security Solutions, Inc.’s  Annual Report on Form 10-K for the year ended December 31, 2007 and Haverstick's audited consolidated financial statements as of and for the year ended December 31, 2007 which are included in this Report on Form 8-K/A.

We have prepared the unaudited pro forma combined financial statements based on available information using assumptions that we believe are reasonable. These unaudited pro forma combined financial statements are being provided for informational purposes only. They do not claim to represent our actual financial position or results of operations had the acquisition occurred on the date specified nor do they project our results of operations or financial position for any future period or date.

The pro forma combined statement of operations does not reflect any adjustments for anticipated synergies or cost savings resulting from the acquisition such as the elimination of costs associated with members of the executive management team and legal and consulting fees associated with this transaction. Pro forma adjustments are based on certain assumptions and other information that is subject to change as additional information becomes available.

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

December 31, 2007

(in millions)

	Kratos	Haverstick	Haverstick Pro Forma adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$5.0	$3.6	$(0.0)		$8.6
Accounts receivable, net	53.5	23.5	—		77.0
Note receivable	2.6	—	—		2.6
Income taxes receivable	0.9	0.1	0.0	(e)	1.0
Prepaid expenses	2.9	4.5	—		7.4
Deferred tax assets	—	—	0.0	(e),(f)	0.0
Other current assets	7.9	0.8	—		8.7
Current assets of discontinued operations	1.6	—	—		1.6
Total current assets	74.4	32.5	0.0		106.9
Property and equipment, net	4.6	2.3	—		6.9
Goodwill	129.9	50.9	13.7	(a),(b),(d)	194.5
Other intangibles, net	10.6	—	9.3	(a)	19.9
Deferred tax assets	—	0.0	(0.0	)(e),(f)	—
Investments in unconsolidated affiliates	0.3	—	—		0.3
Other assets	4.3	2.4	—		6.7
Non current assets of discontinued operations	0.1	—	—		0.1
Total assets	$224.2	$88.1	$23.0		$335.3
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17.1	$5.6	—		$22.7
Accrued expenses	10.0	4.0	0.5	(b)	14.5
Accrued compensation	5.9	4.0	—		9.9
Billings in excess of costs and earnings on uncompleted contracts	4.4	6.5	—		10.9
Deferred tax liabilities	0.2	—	(0.2	)(e),(f)	—
Accrual for contingent acquisition consideration	2.9	—	—		2.9
Accrual for unused office space	1.0	—	—		1.0
Income taxes payable	0.2	—	—		0.2
Other current liabilities	13.4	—	—		13.4
Current portion of long-term debt	3.4	38.5	(39.3	)(c)	2.6
Current portion of capital lease	0.0	0.1	—		0.1
Current liabilities of discontinued operations	5.3	—	—		5.3
Total current liabilities	63.8	58.7	(39.0)		83.5
Long-term debt, net of current portion	6.2	—	66.7	(c)	72.9
Accrual for unused office space, net of current portion	1.4	—	—		1.4
Capital lease	0.0	1.1	—		1.1
Deferred tax liabilities	1.8	—	0.2	(e),(f)	2.0
Other liabilities	0.5	2.0	2.0	(b),(e),(f)	4.5
Non current liabilities of discontinued operations	2.7	—	—		2.7
Total liabilities	76.4	61.8	29.9		168.1

Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized, Series B Convertible Preferred Stock, 5,000,000 shares authorized Series B Convertible Preferred Stock, $.001 par value; 10,000 shares outstanding at December 31, 2006 and 2007 (liquidation preference $5.0 million at December 31, 2006 and 2007)	—	—			—
Common stock, $.001 par value, 195,000,000 shares authorized; 73,883,950 and 78,998,922 shares issued and outstanding at December 31, 2006 and December 31, 2007, respectively	—	—	—		—
Additional paid-in capital	393.3	59.1	(39.7	)(a),(d)	412.7
Accumulated deficit	(245.5)	(32.8)	32.8	(a),(f)	(245.5)
Total stockholders’ equity	147.8	26.3	(6.9)		167.2
Total liabilities and stockholders’ equity	$224.2	$88.1	$23.0		$335.3

See the accompanying notes.

 UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2007

(in millions)

	Kratos	Haverstick	Haverstick Pro Forma adjustments		Pro Forma Combined
Revenues	$193.6	$94.2	$—		$287.8
Cost of revenues	162.0	73.4	—		235.4
Gross profit	31.6	20.8	—		52.4
Selling, general and administrative expenses	39.5	17.0	(0.1	)(g),(h)	56.4
Stock option investigation and related fees	14.0	—	—		14.0
Estimated cost for settlement of securities litigation	4.9	—	—		4.9
Recovery of unauthorized issuance of stock options	(3.4)	—	—		(3.4)
Impairment and restructuring charges	1.2	—	—		1.2
Operating income (loss)	(24.6)	3.8	0.1		(20.7)
Other income (expense), net:
Interest income (expense), net	(1.2)	(14.9)	6.3	(i)	(9.8)
Impairment of investments in unconsolidated affiliates	(1.8)	—	—		(1.8)
Other income (expenses), net	0.7	—	—		0.7
Other income (expense), net	(2.3)	(14.9)	6.3		(10.9)
Income (loss) before provision for income taxes	(26.9)	(11.1)	6.4		(31.6)
Provision (benefit) for income taxes	1.3	0.5	(0.1	)(j)	1.7
Income (loss) from continuing operations	(28.2)	(11.6)	6.5		(33.3)
Income (loss) from discontinued operations	(12.6)	—	—		(12.6)
Net income (loss)	$(40.8)	$(11.6)	$6.5		$(45.9)
Basic earnings (loss) per common share:
Income (loss) from continuing operations	$(0.38)				$(0.45)
Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$(0.38)				$(0.45)
Weighted average common shares outstanding:
Basic	74.0		4.6	(k)	78.6
Diluted	74.0		4.6	(k)	78.6

See the accompanying notes.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1) Pro Forma Adjustments to the Balance Sheet and Statement of Operations

On December 31, 2007 the Company acquired Indianapolis, Indiana headquartered Haverstick Consulting, Inc. (Haverstick) as part of the Kratos Government Solutions Segment. Haverstick provides rocket and missile test and evaluation, weapons systems support, and professional services to the U.S. Army, U.S. Air Force, U.S. Navy, NASA, and other federal, state and local agencies. Through the Haverstick acquisition, the Company expanded its customer footprint within the U.S. Department of Defense, and enhanced its presence with the U.S. Air Force, a key growth area for Kratos.

The total purchase price was $90.2 million including transaction costs incurred by Kratos of $0.5 million. The purchase price paid to Haverstick was $89.7 million which is comprised of $70.3 million in cash and the issuance of 7.48 million shares of the Company’s common stock valued at $2.60 per share or an aggregate stock consideration of $19.4 million. The value of the share issued was determined by averaging the market price of the stock two days before and two days after the announcement of the acquisition, November 5, 2007. The Company paid $81.1 million, $66.7 million of which was cash paid at closing, $2.4 million was cash paid shortly thereafter, and $12.0 million in common stock. The Company held back $8.6 million (the Holdback Consideration) to secure any negative working capital adjustments required by the Merger Agreement and the Company’s indemnity rights. The Holdback Consideration is comprised of both cash and Kratos common stock in the amounts of $1.2 million and $7.4 million, respectively. The holdback consideration will be released in 50% increments on the 12th month and 21st month of the anniversary date of the acquisition. To fund the acquisition, the Company secured a new credit facility of $85.0 million arranged by KeyBanc Capital Markets. The credit facility, which includes a $25.0 million line of credit and $60.0 million in term notes, replaced the Company’s previous credit facility which had an outstanding principal balance of $6.0 million on the date of closing.

The acquisition is being accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS 141”), whereby the total cost of the acquisition has been allocated to tangible and intangible assets acquired based upon a preliminary determination of fair values at the effective date of the acquisition. A valuation was performed by an independent appraiser to finalize the purchase price allocation based upon the fair value of the assets and liabilities acquired.

The following table (in millions) summarizes the allocation of the purchase price including an estimate of transaction costs incurred by Kratos Defense & Security Solutions, Inc. of $0.5 million:

	Value	Estimated Life in Years
Cash	$3.6
Accounts receivable, net	23.5
Prepaid expenses	4.5
Income tax receivable	0.1
Other current assets	0.8
Property and equipment, net	2.3
Other assets	2.4
Funded backlog	1.0	1.0
Unfunded backlog	3.2	4.0
Existing contractual relationships	5.1	9.0
Goodwill	64.6
Total assets acquired	$111.1
Accounts payable	(5.6)
Accrued expenses	(2.5)
Accrued compensation	(3.1)
Billings in excess of costs and earnings on uncompleted contracts	(6.5)
Capital lease	(1.2)
Other liabilities	(2.0)
Net assets acquired	$90.2

The following is a summary of the adjustments to the pro forma balance sheet:

(a)	Intangible assets and goodwill have been adjusted to reflect the purchase price allocation which includes the elimination of the acquired entity.

(b)	To record transaction costs, the cash holdback payment of $1.2 million and additional purchase price adjustments of $0.9 million.

(c)	To record the payment of the Haverstick debt of $39.3 million and the increase in the Kratos Credit Facility of $66.7 million for cash paid at closing.

(d)	To record the common stock issued to Haverstick at closing of $12.0 million and the stock holdback payment of $7.4 million.

(e)	To record the balance sheet reclassifications resulting from the inclusion of Haverstick tax accounts.

(f)	To record deferred tax assets and related tax provision benefit for Haverstick indefinite life items not previously recognized by Haverstick.

The following is a summary of the adjustments to the statement of income:

(g)

To include amortization expense related to identifiable intangible assets of $2.3 million. The identifiable intangible assets of Haverstick are $9.3 million with assumed useful lives of 1-9 years. The assets will be amortized on a straight line basis and the adjustments to SG&A to give effect to the acquisition are presented below (in millions):

Amortization of:	Year ended December 31, 2007

Funded backlog	$1.0

Unfunded backlog	0.8

Existing contractual relationships	0.5

Total amortization expense	$2.3

(h)	To eliminate transaction costs of $2.4 million.

(i)	To present the adjustments related to interest expense. This is comprised of:

•

Interest expense of $7.9 million on the outstanding balance of $66.7 million drawn on the credit facility provided by KeyBank National Association (KeyBank) on December 31, 2007, as described in the Current Report on Form 8-K, dated December 31, 2007 and filed with the U.S. Securities and Exchange Commission on January 6, 2008 as though the balance was outstanding for the entire period. The pro forma adjustment for interest expense related to the Company’s line of credit is based upon a variable rate of interest that was 11.8 percent as of December 31, 2007.

• Amortization of deferred financing costs of $0.7 million related to the KeyBank credit facility.
• Elimination of Haverstick interest expense of $14.9 million on debt and amortization of deferred financing costs and discount on Haverstick’s term note.

The amount of interest expense in each of the periods presented would not change by more than $0.1 million if the interest rate changed by 1/8 percent.

(j)	To record a tax provision benefit related to Haverstick indefinite life items not previously recognized by Haverstick.

(k)

To adjust the common shares outstanding to reflect the number of Kratos weighted average common shares that would have been outstanding had the merger been completed at the beginning of the period presented.

(2) Reclassifications

Certain reclassifications have been made to the financial statements of Haverstick to conform to Kratos Defense & Security Solutions, Inc.’s presentation.